UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Orion Engineered Carbons S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON
TUESDAY, JUNE 30, 2020
The following supplement relates to the proxy statement (the “Proxy Statement”) of Orion Engineered Carbons S.A. (the “Company”), dated April 29, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held on Tuesday, June 30, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 27, 2020.
THE SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, JUNE 30, 2020
Notice of Option to Attend 2020 Annual General Meeting of Shareholders by Teleconference

To the Shareholders of Orion Engineered Carbons S.A.:

Due to the public health concerns relating to the coronavirus (COVID-19) pandemic, and to protect the health and well-being of our shareholders and employees, our 2020 Annual General Meeting of Shareholders (the “Annual General Meeting”) will now also be held by teleconference, in addition to its prior announced physical location, at 2:00 p.m. CET on Tuesday, June 30, 2020.

The dial-in information for participation in the Annual General Meeting by teleconference will be published on our website at http://investor.orioncarbons.com one week prior to the Annual General Meeting date. You may ask questions to the Board of Directors until 11:59 p.m. CET on June 24, 2020 by sending an e-mail to investor-relations@orioncarbons.com together with a proof of your shareholding. The Board of Directors will respond at the Annual General Meeting to questions duly submitted by shareholders. It will not be possible to raise questions and vote shares during the meeting if you participate via teleconference and we encourage you therefore to vote your common shares prior to the Annual General Meeting.
The Company will still host the Annual General Meeting at its office located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg on Tuesday, June 30, 2020, at 2:00 p.m. CET. The Company urges shareholders to carefully consider the personal and community health risks associated with attending in person in light of COVID-19.
As described in the proxy materials for the Annual General Meeting previously distributed, you are entitled to participate in the Annual General Meeting if you were a shareholder as of the close of business on April 23, 2020, the record date.
Whether or not you plan to attend the Annual General Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual General Meeting.
By Order of the Board of Directors,
Christian Eggert
Secretary of the Company
May 27, 2020

The proxy statement and Annual Report are available on our Investor Relations website at http://investor.orioncarbons.com.
This supplement does not change the proposals to be acted upon at the Annual General Meeting or the Board of Directors’ recommendations thereon, which are described in the Proxy Statement and, except as provided in this supplement, the information provided in the Proxy Statement continues to apply.

Orion Engineered Carbons S.A.
Société anonyme
6, Route de Trèves
L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS The Annual General Meeting will be held through private deed and convene on Tuesday, June 30, 2020, at 2:00 p.m. CET, at the registered office of the Company at:

6, Route de Trèves
L-2633 Senningerberg (Municipality of Niederanven)
Grand Duchy of Luxembourg

Dear Shareholders of Orion Engineered Carbons S.A. (the “Shareholders”),

The Board of Directors (the “Board of Directors”) of Orion Engineered Carbons S.A., a société anonyme having its registered office at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under registration number B 160558 (the “Company”), convened, in accordance with the provisions of article 10 of the articles of association of the Company, an annual General Meeting of the Shareholders (the “Annual General Meeting”). You are cordially invited to attend our 2020 Annual General Meeting of Shareholders, which will be held at 2:00 p.m. Central European Time (“CET”) on June 30, 2020, at the Company’s headquarters at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg. Shareholders will also have the option to participate in the Annual General Meeting by teleconference.

A Notice of Internet Availability of Proxy Materials for the 2020 Annual General Meeting of Shareholders is first being mailed to Shareholders on or about April 29, 2020.

The following is the agenda of the Annual General Meeting:

1.Election of the nine director nominees each for a term ending on the date of the annual general meeting of shareholders of the Company called to approve the annual accounts of the Company for the financial year ending on December 31, 2020.

2.Approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers for 2019 (Say-on-Pay vote) as disclosed in the accompanying proxy statement.

3.Recommendation, on a non-binding advisory basis, of the frequency of future Say-on-Pay votes.

4.Approval of the compensation that shall be paid to the Board of Directors of the Company for the period commencing on January 1, 2020 and ending on December 31, 2020.

–Presentation of the management report by the Board of Directors and the reports of the independent auditor of the Company in relation to the annual accounts and the consolidated financial statements of the Company for the financial year ended on December 31, 2019.

5.Approval of the annual accounts of the Company for the financial year ended on December 31, 2019.

6.Approval of the consolidated financial statements of the Company for the financial year ended on December 31, 2019.

7.Allocation of results, approval of the payment by the Company of the interim dividends in the amount of $48,034,813.00 during the financial year that ended on December 31, 2019 (the “Interim Dividends”), which include (a) $11,903,699.60 paid on March 29, 2019, (b) $12,042,441.60 paid on

June 30, 2019, (c) $12,042,441.60 paid on September 30, 2019, and (d) $12,046,230.20 paid on December 30, 2019.

8.Discharge of the current members of the Board of Directors of the Company for the performance of their mandates during the financial year that ended on December 31, 2019.

9.Discharge of the independent auditor of the Company, Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé for the financial year ended on December 31, 2019.

10.Appointment of Ernst & Young, Luxembourg, Société anonyme – Cabinet de revision agréé, to be the Company’s independent auditor (Réviseur d’Entreprises) for all statutory accounts required by Luxembourg law for the financial year ending on December 31, 2020.

11.Ratification of the appointment of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to be the Company’s independent registered public accounting firm for all matters not required by Luxembourg law during the fiscal year ending on December 31, 2020.

Procedures for Voting and Attendance at the Annual General Meeting

The Company urges each Shareholder to cast its vote at the Annual General Meeting by completing, signing, dating and returning the proxy made available by the Company for use at the Annual General Meeting in accordance with the instructions below.
Only holders of record of the Company’s common shares (the “Common Shares”) outstanding on April 23, 2020, at 11:59 P.M. CET (the “Record Date”) are entitled to attend and vote at the Annual General Meeting.
As of the Record Date, the Company had 60,992,259 Common Shares outstanding. Each Shareholder is entitled to one vote for each Common Share held of record by such Shareholder as of the Record Date, on each matter submitted to a vote at the Annual General Meeting, except that voting rights attached to Common Shares repurchased and held by the Company on the Record Date are suspended. The Company has repurchased and, as of the Record Date, held 505,142 of its own Common Shares. All Common Shares represented by proxy for the Annual General Meeting duly executed and received by 11:59 P.M. CET on June 24, 2020 (the “Voter Deadline”) will be voted at the Annual General Meeting in accordance with the terms of the proxy. If any other item is properly added to the agenda for the Annual General Meeting under the Company’s articles of association or Luxembourg law, proxies for such Annual General Meeting will be voted in accordance with the best judgment of the proxyholders. Generally, only the items appearing in this convening notice and agenda for the Annual General Meeting can be voted on at the Annual General Meeting. A Shareholder may revoke a proxy for the Annual General Meeting by (i) submitting a document revoking it prior to the Voter Deadline, (ii) submitting a duly executed proxy bearing a later date prior to the Voter Deadline, or (iii) attending the Annual General Meeting and voting in person.
You may cast your vote at the Annual General Meeting by marking, signing and dating the proxy card for the Annual General Meeting and returning it in the enclosed envelope (postage within the United States paid; or in another envelope, postage to be paid), to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219-9821 U.S.A. Proxy cards that are mailed must be received by American Stock Transfer & Trust Company, LLC at the above address by the Voter Deadline. No postage is required for mailing of the enclosed envelope in the United States. The Company will bear the cost of soliciting proxies with respect to the matters to be voted on at the Annual General Meeting.
You may also cast your vote over the Internet, at www.proxyvote.com (beneficial shareholders) or www.voteproxy.com (registered shareholders), or by telephone, by following the instructions on your proxy card or the instructions that you received by e-mail. If you plan to vote over the Internet or by telephone, your voting instructions must be received no later than the Voter Deadline in order to allow sufficient time to tabulate the votes prior to the start of the meeting.
Shareholders may also vote in person at the Annual General Meeting. All Shareholders must present valid government-issued photo identification to vote at the meeting. If your shares are held by a bank or broker, you must also obtain and present a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the proxy card, Notice or e-mail notification you receive. If no voting instruction is indicated in the proxy, the proxyholders will vote in favor of all proposals described in this convening notice for such Annual General Meeting. If any other item is properly added to the agenda for the Annual General Meeting under the Company’s articles of association or Luxembourg law, proxies for such Annual General Meeting will be voted in accordance with the best judgment of the proxyholders. Generally, only the items appearing in this convening notice and agenda for the Annual General Meeting can be voted on at the Annual General Meeting. A Shareholder may revoke a proxy for the Annual General Meeting by (i) submitting a document revoking it prior to the Voter Deadline, (ii) submitting a duly executed proxy bearing a later date prior to the Voter Deadline or (iii) attending the Annual General Meeting and voting in person. Admittance of Shareholders to the Annual General Meeting and acceptance of written voting proxies will be governed by Luxembourg law.
Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance of the meeting in one of the manners available to you so that your vote will be counted if you later are unable to attend the Annual General Meeting.
If you hold your Common Shares through a bank, brokerage firm or other agent and do not give instructions to your bank, brokerage firm or other agent as to how your Common Shares should be voted at the Annual General Meeting, the Common Shares that you hold through a bank, brokerage firm or other agent will not be voted at the Annual General Meeting on Proposals 1 through 11. The Company therefore urges all Shareholders who hold their Common Shares through a bank, brokerage firm or other agent to promptly provide voting instructions in accordance with the procedures of their bank, brokerage firm or other agent. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank or broker.
Directors, executive officers and employees of the Company may solicit proxies in person or by mail, telephone, fax or e-mail, but will not receive any additional compensation for these services. The Company may reimburse brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of Common Shares. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies for the Annual General Meeting.
Each Shareholder of record who holds one or more Common Shares on the Record Date will be admitted to participate and vote in the Annual General Meeting. A holder of Common Shares held through an operator of a securities settlement system or recorded as book-entry interests in the accounts of a professional depositary who wishes to attend the Annual General Meeting should receive from such operator or depositary a certificate certifying (i) the number of Common Shares recorded in the relevant account on the Record Date and (ii) that such Common Shares are blocked until the closing of the Annual General Meeting. The certificate should be submitted to the Company no later than the Voter Deadline. If you plan to attend the Annual General Meeting, you are kindly requested to notify the Company thereof in writing and provide your name, address and telephone number and any other necessary materials before the Voter Deadline by post to the registered office of the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com.
We are sensitive to the public health and travel concerns of our shareholders with regard to coronavirus (COVID-19). In addition to participating in person, shareholders will have the possibility to participate in the Annual General Meeting by teleconference. The dial-in information for participation in the Annual General Meeting by teleconference will be published on our website at http://investor.orioncarbons.com one week prior to the Annual General Meeting date. You may ask questions to the Board of Directors until the Voter Deadline by sending an e-mail to investor-relations@orioncarbons.com together with a proof of your shareholding. The Board of Directors will respond at the Annual General Meeting to questions duly submitted by shareholders. It will not be possible to raise questions and vote shares during the meeting if you participate via teleconference and we encourage you therefore to vote your Common Shares prior to the Annual General Meeting.

Right to Add Items to the Agenda of the Annual General Meeting and to Table Draft Resolutions

One or more Shareholders of record holding at least 10% of the outstanding Common Shares (excluding, for the avoidance of doubt, any Common Shares repurchased by the Company) may add items to the agenda of the Annual General Meeting, provided that each such item is accompanied by a justification or a draft resolution to be adopted in the Annual General Meeting. If you plan to add items to the agenda of the Annual General Meeting, you must notify the Company thereof in writing and provide your name, address and telephone number by registered mail to the registered office the Company located at 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com. Your request must be received by the Company no later than June 22, 2020.

Quorum/Majority

There is no quorum requirement. The Annual General Meeting will proceed regardless of the number of Common Shares present or represented by proxy.

Resolutions will be adopted by a simple majority of the votes validly cast at the Annual General Meeting, except for the resolution as to the frequency of future Say-on-Pay votes. The proposal of the frequency of future Say-on-Pay votes which collects the most favorable votes validly cast shall be adopted.

Documents

Copies of the full and unabridged text of the documents to be submitted at the Annual General Meeting together with draft resolutions proposed pursuant to the agenda of the Annual General Meeting will be made available on the Company’s website or may be requested in writing by post to Orion Engineered Carbons S.A. 6, Route de Trèves, L-2633 Senningerberg (Municipality of Niederanven), Grand Duchy of Luxembourg, or by e-mail to investor-relations@orioncarbons.com.

We intend to hold our Annual General Meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our Shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual General Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Please monitor our website at http://investor.orioncarbons.com for updated information. If you are planning to attend our Annual General Meeting, please check the website one week prior to the Annual General Meeting date. As always, we encourage you to vote your Common Shares prior to the Annual General Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Christian Eggert Secretary of the Company
Senningerberg, May 27, 2020

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your Common Shares be represented and voted at the Annual General Meeting. Please submit your proxy by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual General Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be Held on June 30, 2020:
Information and materials concerning the Annual Shareholder Meeting of Orion are available on the Investor Relations section of our website at http://investor.orioncarbons.com. The information and materials available online comprise:

•the Management Report by the Board of Directors to the Shareholders for the fiscal year ended December 31, 2019
•the Annual Accounts for the fiscal year ended December 31, 2019
•the Consolidated Financial Statements and Independent Auditor’s Report as of December 31, 2019
•the 2019 Annual Report to Shareholders
•the Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
•the Proxy Card for the Annual Shareholder Meeting
•the Convening Notice
•the Press Release and dial-in information concerning the telephone conference option